EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56496 and 333-99181) of our report dated March 14, 2006 relating to the consolidated financial statements and financial statement schedule as of December 31, 2005 and 2004 and for each of the two years in the period ended December 31, 2005 of CoSine Communications, Inc. included in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California
March 24, 2006